UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

Waystar Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-42125	84-2886542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Digital Drive, #300

Lehi, Utah 84043

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 492-9782

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On October 1, 2025, Waystar Holding Corp. (the “Company”) completed the previously announced acquisition of Iodine Software Holdings, Inc. (“Iodine”).

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2025, certain subsidiaries of the Company entered into the Twelfth Amendment (“Amendment No. 12”) to the First Lien Credit Agreement, dated as of October 22, 2019 (as amended by the First Amendment thereto, dated as of December 2, 2019, the Second Amendment thereto, dated as of September 23, 2020, the Third Amendment thereto, dated as of March 24, 2021, the Fourth Amendment thereto, dated as of August 24, 2021, the Fifth Amendment thereto, dated as of June 1, 2023, the Sixth Amendment thereto, dated as of June 23, 2023, the Seventh Amendment thereto, dated as of October 6, 2023, the Eighth Amendment thereto, dated as of February 9, 2024, the Ninth Amendment thereto, dated as of June 27, 2024, the Tenth Amendment thereto, dated as of December 30, 2024, and the Eleventh Amendment thereto, dated as of August 12, 2025 and as further amended, restated, supplemented, or otherwise modified from time to time prior to the date of Amendment No. 12, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by Amendment No. 12, the “Credit Agreement”), among Waystar Technologies, Inc. as borrower (the “Borrower”), Waystar Intermediate, Inc. and certain subsidiaries of the Borrower as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties party thereto.

Pursuant to Amendment No. 12, among other things, (a) the Borrower incurred incremental term loans in an aggregate principal amount of $250.0 million (the “Incremental Term Loans”), (b) the maximum borrowing capacity under the revolving credit facility under the Credit Agreement (the “Revolving Credit Facility”), was increased from $400.0 million to $500.0 million and (c) the interest rates under the Revolving Credit Facility were reduced to (i) Adjusted Term SOFR (as defined in the Credit Agreement), plus an initial applicable rate of 1.50% (compared to the previous applicable rate of 1.75%) with adjustments to an applicable rate between 1.50% and 2.25% and (ii) the Alternate Base Rate (as defined in the Credit Agreement), plus an initial applicable rate of 0.50% (compared to the previous applicable rate of 0.75%) with adjustments to an applicable rate between 0.50% and 1.25%. Such adjustments will depend on the achievement of certain leverage ratios specified in the Credit Agreement.

The proceeds of the Incremental Term Loans were applied by the Company to fund a portion of the consideration payable in connection with the acquisition of Iodine which was completed on October 1, 2025.

The Incremental Term Loans are fungible with the existing term loans outstanding under the Existing Credit Agreement (the “Existing Term Loans”) and are subject to the same terms relating to maturity date, guarantees, collateral, mandatory prepayments, and covenants that were applicable to the Existing Term Loans under the Existing Credit Agreement.

The foregoing description of Amendment No. 12 is a summary and is qualified in its entirety by reference to Amendment No. 12, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Effective upon the completion of the acquisition of Iodine, the Company issued 16,639,906 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), to certain equityholders of Iodine in partial consideration for the Company’s acquisition of Iodine. The Company Common Stock was issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Company relied, in part, upon representations from equityholders of Iodine that they qualified as “accredited investors” as defined in Regulation D under the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the completion of the acquisition of Iodine, the board of directors of the Company (the “Board”) expanded the size of the Board from twelve directors to thirteen directors and appointed Lauren Young to serve as a Class II director. The Board determined Ms. Young to be deemed independent under the applicable rules and regulations of the Nasdaq Global Select Market and the Corporate Governance Guidelines of the Company.

Ms. Young, age 40, is a Managing Director of Advent International, L.P. (“Advent”), a private equity firm where she is focused on investments in the technology sector. Ms. Young joined Advent in 2011. Prior to Advent, Ms. Young was a member of the U.S. buyout fund at The Carlyle Group and focused on investing in software and financial technology companies. She also has served as an analyst at McColl Partners from 2004 to 2006. Ms. Young currently serves on the board of directors of two public companies, CCC Intelligent Solutions Holdings Inc. and Definitive Healthcare Corp. Ms. Young holds a B.A. from Davidson College and an M.B.A. from the Harvard Business School.

Ms. Young was designated by affiliates of Advent as a Board nominee and appointed to the Board in accordance with the Stockholder and Lockup Agreement, dated as of July 23, 2025 (the “Stockholder and Lockup Agreement”), entered into among the Company, affiliates of Advent and other parties thereto, in connection with the entry into the Merger Agreement (as defined below) relating to the acquisition of Iodine. The Stockholder and Lockup Agreement is described in Item 1.01 of the Company’s Current Report on Form 8-K filed on July 23, 2025 and a copy of it was filed as Exhibit 10.1 thereto.

Ms. Young does not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Ms. Young is not expected to serve on any of the committees of the Board at this time. She is expected to enter into an indemnification agreement with the Company substantially similar to that entered into between the Company and other members of the Board.

Item 7.01 Regulation FD Disclosure.

On October 1, 2025,  the Company issued a press release announcing the completion of the acquisition of Iodine. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01, including the corresponding Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On October 1, 2025, the Company completed the previously announced acquisition of Iodine. Pursuant to the Agreement and Plan of Merger, dated as of July 23, 2025 (the “Merger Agreement”), by and among the Company, Morton Merger Sub 1, Inc. (“Reverse Merger Sub”), Isotope Holding, LLC (“Forward Merger Sub”), Iodine, Iodine Software Parent, LLC and Shareholder Representative Services LLC, as the equityholder representative, the Company acquired Iodine through a sequence of mergers with Reverse Merger Sub and Forward Merger Sub, with Forward Merger Sub as the surviving company of such mergers (the “Mergers”). The consideration paid by the Company was approximately $458,598,269.88 in cash consideration and 16,639,906 shares of Company Common Stock which was received by certain equityholders of Iodine, in each case, subject to certain adjustments as set forth in the Merger Agreement (with each share of Company Common Stock having a value of $37.31 as set forth in the Merger Agreement).

The foregoing summary of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 23, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 12, dated as of October 1, 2025, to the First Lien Credit Agreement, among Waystar Technologies, Inc., as Borrower, Waystar Intermediate, Inc. and certain subsidiaries of the Borrower as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, and Issuing Bank, and the other parties and lenders party thereto.
99.1	Press Release dated October 1, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 1, 2025	Waystar Holding Corp.

	By:	/s/ Gregory R. Packer
	Name:	Gregory R. Packer
	Title:	Chief Legal Officer